Exhibit 10.37
AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of December 31, 2008 by and between William A. Schmitz, an individual (the “Executive”) and Ultralife Corporation, a Delaware corporation (the “Company”).
     WHEREAS, the Company and the Executive entered into the Employment Agreement, effective as of January 1, 2007 (the “Agreement”); and
     WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and other official guidance issued thereunder (collectively, “Section 409A”), require that the Company’s compensation and benefit arrangements be in documentary compliance with Section 409A on or before December 31, 2008, and this requires amendments to the Agreement as set forth more fully below.
     NOW, THEREFORE, the Company and the Executive hereby agree that the Agreement is amended as follows:
1. In Section 3, the initial salary amount is amended to read “$265,000” and “2007” is replaced with “2008”.
2. The following is appended to the end of Section 4:
Bonuses shall be paid in accordance with the guidelines set forth under the bonus program but in all events a bonus shall be paid between January 1 and December 31 of the year following the year in which the bonus is earned.
3. Section 6(b) is amended to read as follows:
Involuntary Termination. If at any time during the term of this Agreement, other than following a Change in Control to which Section 6(c) applies, the Company terminates the employment of Executive without Business Reasons or a Constructive Termination occurs, then Executive shall be entitled to receive the following: (i) salary and the cash value of any accrued vacation (consistent with the Company’s vacation policies then in effect) through the Termination Date plus continued salary for a period of eighteen (18) months following the Termination Date, payable in accordance with the Company’s regular payroll schedule as in effect from time to time, (ii) an amount equal to the average of the bonuses paid to Executive during the two preceding fiscal years or, if no bonuses were paid during such period, an amount equal to Executive’s then current annual target bonus, to be paid between January 1 and December 31 of the year following the year in which the termination occurs, (iii) acceleration of vesting of all outstanding stock options, and other equity arrangements subject to vesting and held by Executive subject to the provision, however, that the acceleration shall not cover more than two (2) years from the Termination Date (and in this regard, all such options and other exercisable rights held by Executive shall remain exercisable for one year following the Termination Date, or through the original expiration date of the stock options or other exercisable rights, if earlier), (iv) to the extent COBRA shall be applicable to the Company, continuation of health benefits for Executive, Executive’s spouse and any dependent children, at Executive’s cost, for a period of 18 months after the Termination Date or such longer period as may be applicable under the Company’s policies then in effect, provided the Executive makes the appropriate election and payments, and (v) no other compensation, severance or other benefits, except only that this provision shall not limit any benefits otherwise available to Executive under Section 6(c) in the case of a termination following a Change in Control.
4. Section 6(c)(i) is amended to read as follows:
Benefits. If at any time during the term of this Agreement a “Change in Control” occurs (as defined below), and the Company terminates the employment of Executive without Business Reasons or a Constructive Termination occurs within eighteen (18) months of the date of the Change in Control, then Executive shall be entitled to receive the following: (i) salary and the cash value of any accrued vacation (consistent with the Company’s vacation policies then in effect) through the Termination Date plus an amount equal to eighteen (18) months of Executive’s salary as then in effect, payable immediately upon the Termination Date, (ii) an amount equal to the greater of the average of the bonuses paid to Executive during the two preceding fiscal years or Executive’s then current annual target bonus, to be paid between January 1 and December 31 of the year following the year in which the termination occurs, (iii) acceleration in full of vesting of all outstanding stock options, and other equity arrangements subject to vesting and held by Executive (and in this regard, all such options and other exercisable rights held by Executive shall remain exercisable for one year following the Termination Date, or through the original expiration date of the stock options or other exercisable rights, if earlier), (iv) to the extent COBRA shall be applicable to the Company, continuation of health benefits for Executive, Executive’s spouse and any dependent children, at Executive’s cost, for a period of eighteen (18) months after the Termination Date or such longer period as may be applicable under the Company’s policies then in effect, provided Executive makes the appropriate election and payments, and (v) no other compensation, severance or other benefits. Payment of benefits shall be accelerated upon a Change in Control only if such Change in Control constitutes a “change in control” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and official guidance issued thereunder (collectively “Section

409A”). If acceleration is not permissible, payment will be made at the time provided under Section 6(b).
5. Section 6(d) is amended to read as follows:
Termination for Disability. If at any time during the term of this Agreement, other than following a Change in Control to which Section 6(c) applies, Executive shall become unable to perform his duties as an employee as a result of incapacity, which gives rise to termination of employment for Disability, then Executive shall be entitled to receive the following: (i) salary and the cash value of any accrued vacation (consistent with the Company’s vacation policies then in effect) through the Termination Date plus continued salary for a period of eighteen (18) months following the Termination Date, payable in accordance with the Company’s regular payroll schedule as in effect from time to time, (ii) an amount equal to the annual target bonus for the fiscal year in which the Termination Date occurs (plus any unpaid bonus from the prior fiscal year), to be paid between January 1 and December 31 of the year following the year in which the termination occurs, (iii) acceleration in full of vesting of all outstanding stock options held by Executive subject to the provision, however, that the acceleration shall not cover more than two (2) years from the Termination Date (and in this regard, all such options and other exercisable rights held by Executive shall remain exercisable for one year following the Termination Date, or through the original expiration date of the stock options or other exercisable rights, if earlier), (iv) to the extent COBRA shall be applicable to the Company, continuation of health benefits for Executive, Executive’s spouse and any dependent children, at Executive’s cost, for a period of 18 months after the Termination Date, or such longer period as may be applicable under the Company’s policies then in effect, provided Executive makes the appropriate election and payments, and (v) no other compensation, severance or other benefits, except only that this provision shall not limit any benefits otherwise available to Executive under Section 6(c) in the case of a termination following a Change in Control. Notwithstanding the foregoing, however, the Company may deduct from the salary specified in clause (i) hereof the amount of any payments then received by Executive under any disability benefit program maintained by the Company to the extent permissible under Section 409A.
6. Section 6(e) is amended to read as follows:
Voluntary Termination or Involuntary Termination for Business Reasons. If (A) Executive voluntarily terminates his employment (other than in the case of a Constructive Termination), or (B) Executive is terminated involuntarily for Business Reasons, then in any such event Executive or his representatives shall be entitled to receive the following: (i) salary and the cash value of any accrued vacation (consistent with the Company’s vacation policies then in effect) through the Termination Date only, (ii) the right to exercise, for thirty (30) days following the Termination Date, or through the original expiration date of the stock options, if earlier, all stock options held by Executive, but only to the extent vested as of the Termination Date, (iii) to the extent COBRA shall be applicable to the Company, continuation of health benefits for Executive, Executive’s spouse and any dependent children, at Executive’s cost, for a period of eighteen (18) months after the Termination Date, or such longer period as may be applicable under the Company’s policies then in effect, provided Executive makes the appropriate election and payments, and (iv) no other compensation, severance, or other benefits.
7. Section 6(f) is amended to read as follows:
Termination Upon Death. If Executive’s employment is terminated because of death, then Executive’s representatives shall be entitled to receive the following: (i) salary and the cash value of any accrued vacation (consistent with the Company’s vacation policies then in effect) through the Termination Date, (ii) an amount equal to the annual target bonus for the fiscal year in which the Termination Date occurs (plus any unpaid bonus from the prior fiscal year), to be paid between January 1 and December 31 of the year following the year in which the termination occurs, (iii) except in the case of any such termination following a Change in Control to which Section 6(c) applies, acceleration in full of vesting of all outstanding stock options, and other equity arrangements subject to vesting and held by Executive subject to the provision, however, that the acceleration shall not cover more than two (2) years from the Termination Date (and in this regard, all such options and other exercisable rights held by Executive shall remain exercisable for one year following the Termination Date, or through the original expiration date of the stock options or other exercisable rights, if earlier), (iv) to the extent COBRA shall be applicable to the Company, continuation of health benefits for Executive’s spouse and any dependent children, at their cost, for a period of eighteen (18) months after the Termination Date, or such longer period as may be applicable under the Company’s policies then in effect provided Executive’s estate makes the appropriate election and payments, (v) any benefits payable to Executive or his representatives upon death under insurance or other programs maintained by the Company for the benefit of the Executive, and (vi) no further benefits or other compensation, except only that this provision shall not limit any benefits otherwise available to Executive under Section 6(c) in the case of a termination following a Change in Control.
8. A new Section 6(h) is added to read as follows:
Termination. The word “termination” and any variant thereof with respect to the Executive’s employment shall mean a “separation from service”

within the meaning provided by Section 409A. Payments provided for under this Section 6 are contingent upon a termination satisfying this definition.
9. A new Section 9(l) is added to read as follows:
Six Month Waiting Period. Notwithstanding anything to the contrary, to the extent that any payments under this Agreement are subject to a six-month waiting period under Section 409A, any such payments that would be payable before the expiration of six months following the Executive’s separation from service but for the operation of this sentence shall be made during the seventh month following the Executive’s separation from service.
10. A new Section 9(m) is added to read as follows:
Reimbursement of Expenses. Reimbursements under this Agreement shall only be made for expenses incurred during the term of this Agreement. Any reimbursements made under this Agreement shall be made by the end of the year following the year in which the expense was incurred, and the amount of the reimbursable expenses or in-kind benefits provided in one year shall not increase or decrease the amount of reimbursable expenses or in-kind benefits provided in a subsequent year. In order to receive reimbursements under this Agreement, the Executive shall provide any required supporting documentation by a date reasonably specified by the Company in accordance with the deadlines set forth in this section.
11. A new Section 9(n) is added to read as follows:
Section 409A of the Code. It is intended that the payments and benefits provided for by this Agreement comply with the requirements of Section 409A, and this Agreement shall be administered and interpreted in a manner consistent with such intention.
[signature page follows]

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Ultralife Corporation
By:	/s/ John D. Kavazanjian
John D. Kavazanjian
President and Chief Executive Officer

William A. Schmitz
/s/ William A. Schmitz
William A. Schmitz

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